Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

News Release

New Energy Announces Appointment of Solar-PV and Energy Harvesting Experts to Scientific Advisory Board

Company bolsters Advisory Board in ongoing efforts to advance development of: SolarWindow™, able to generate electricity on see-thru glass; and MotionPower™, for generating electricity from the movement of cars, trucks, and heavy vehicles.

Columbia, MD – January 26, 2011 – New Energy Technologies, Inc. (OTCBB: NENE), a developer of next-generation alternative and renewable energy technologies, today announced the appointments of widely-published expert and authority in solar photovoltaics, Dr. Steven Hegedus; and engineering and energy harvesting expert, Mr. Jerry Lynch, PE to the Company’s Scientific Advisory Board.

“We are pleased to welcome Dr. Steven Hegedus, and Mr. Jerry Lynch, PE to our team,” stated John A. Conklin, President and CEO of New Energy Technologies, Inc. “As we advance SolarWindow™ and MotionPower™ in the clean-tech space, we can significantly benefit from utilizing the expertise these individuals bring to our technology and development, business expansion, and path towards commercialization.”

Today’s appointments follow New Energy’s recent announcements regarding efforts to advance the Company’s novel MotionPower™ and SolarWindow™ technologies towards commercialization.

Earlier this month, New Energy announced that its engineering teams are continuing the development of the Company’s first-of-its-kind MotionPower™ systems for generating electricity by capturing otherwise wasted kinetic energy of decelerating cars and trucks, such as at toll-booths, drive-thrus, stops signs, and truck weigh stations.

Additionally, scientists developing the Company’s novel SolarWindow™ technology, capable of generating electricity on see-thru glass windows, have achieved an important research breakthrough which could lead to improved efficiency, lower production costs and enhanced future commercial manufacturability of SolarWindow™.

Among important next steps in the development of SolarWindow™, is the methodology and techniques of applying the electricity-generating coatings, optimization of power output, and durability.  The Company has also validated its power production output model, necessary for providing potential customers with a performance and economic model for calculating cost-savings associated with the application of SolarWindow™ to building facades; Dr. Steven Hegedus recently validated this SolarWindow™ early power production model.

Today, New Energy announced the appointment of Dr. Steven Hegedus and Mr. Jerry Lynch, PE to its Scientific Advisory Board.

Dr. Steven S. Hegedus, Research Scientist, Renowned Photovoltaics Expert

Dr. Steven S. Hegedus, renowned expert in photovoltaics.

Dr. Hegedus is a Research Scientist at the Institute of Energy Conversion (IEC) at the University of Delaware (UD), the world’s oldest photovoltaic research laboratory.

Dr. Hegedus is credited with more than 90 scientific publications related to thin film solar cell fabrication, characterization, manufacturing methods and reliability studies, and has played an active role in the development of numerous solar cell technologies, which have subsequently been commercialized.

Important to the ongoing development of SolarWindow™, Dr. Hegedus has specific expertise related to optical enhancement, textured transparent conducive oxides (TCO), thin film device analysis and characterization, heterojunctions, and stability under accelerated degradation conditions.

Dr. Hegedus also serves as Principal Investigator of industry-funded programs targeting improved power output of solar cells through chemical processes.  Working through commercial partnerships, Dr. Steven S. Hegedus has developed technologies to help characterize the stability of organic photovoltaic modules under varying environmental conditions, an important hurdle in ensuring long-term performance. He is the co-editor of the Handbook of Photovoltaic Science and Engineering.

Dr. Hegedus received a Bachelors in Electrical Engineering from Case Western Reserve University in 1977, a Masters in Electrical Engineering from Cornell University, and Ph.D. in Electrical Engineering from UD.

Mr. Jerry  Lynch, PE, Energy Harvesting and Engineering Expert

Mr. Jerry Lynch, PE,
Lead Engineer, MotionPowerTM-Express
Photographer: Joe Gigli

Mr. Jerry Lynch, P.E. is the principle engineer at Sigma Design Company located in Springfield New Jersey, and is currently serving as Lead Engineer in the development of New Energy’s MotionPower™-Express technology for generating electricity from the motion of cars and light trucks.   Mr. Lynch is credited with developing early prototypes of the MotionPower™ system, and has worked to achieve significant performance and durability milestones.

Mr. Lynch has 25+ years of experience creating innovative designs, implementing process improvement and solving business problems. As a senior level manager, he has been responsible for all phases of new product development. He has significant experience in technology acquisitions and has assisted in launching 6 new manufacturing business ventures. He has been responsible for the design and successful launches of 100’s of innovative technical new products. Mr. Lynch has significant international experience on major projects in Abu Dhabi, UAE, France, The Philippines, Singapore, Indonesia and Spain. Over the past 7 years he has personally been involved in four pilot projects in the renewable energy sector, specifically in solar and hydrokinetic power generation.

Mr. Lynch is a licensed professional engineer in NY and NJ, and has authored numerous articles on design and industrial manufacturing. Jerry has been certified by NIST as a LEAN Manufacturing Expert and has helped over 20 firms develop smart manufacturing methods and approaches. He holds 4 US patents with two patents pending.  He is a member of the American Filtration & Separation Society and served as the AFS National Chairman 2006-2007, other affiliations include Society of Manufacturing Engineers, ASME, and SNAME.  Mr. Lynch serves on the Middlesex College Engineering Advisory Board and is on the Technical Advisory Board of “Filtration News”, an industrial trade magazine.

Mr. Lynch has a BS in Engineering from the State University of New York at Stony Brook, a MS in Business Management from Stevens Institute of Technology, NJ.

Mr. Lynch is the Lead Research and Development Engineer of the Company’s MotionPower™-Express system, designed for roadway installations where vehicles are required to decelerate or stop, and in the process, assists vehicles in slowing down.  MotionPower™ captures the slowing vehicle’s motion (kinetic) energy before it is lost as brake heat and friction, and creatively converts this energy into ‘clean’, green electricity.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.